(j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 223 to the Registration Statement of Voya Mutual Funds (File No. 033-56094), on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

February 23, 2022